                                       1
EXHIBIT 99.6

                        RAYTHEON TI SYSTEMS SAVINGS PLAN

                              FINANCIAL STATEMENTS
                           TO ACCOMPANY 1998 FORM 5500
                     ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                               UNDER ERISA OF 1974

                      FOR THE YEAR ENDED DECEMBER 31, 1998


The supplemental schedules to the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, the Plan administrator must file detailed financial information, including the supplemental schedules, separately with the Department of Labor.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants and Administrator of the Raytheon TI Systems Savings Plan:


In our opinion, the accompanying statements of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for benefits of the Raytheon TI Systems Savings Plan (the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Notes A and H to the financial statements, the Board of Directors of Raytheon Company voted on December 16, 1998, to merge the Plan into the Raytheon Savings and Investment Plan.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 4, 1999

                        RAYTHEON TI SYSTEMS SAVINGS PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1998 and 1997

                                                   1998              1997
Assets:

Master trust investments:
  At contract value (Notes B, E and I)         $ 36,008,015      $ 27,129,250
  At fair value (Notes B, F and I)              215,389,507       151,647,372
                                               ------------      ------------
                                                251,397,522       178,776,622
                                               ------------      ------------
Receivables:
  Accrued investment income and
      other receivables                             422,047           528,072

Cash and cash equivalents                         4,278,946         1,673,631
                                               ------------      ------------
          Total assets                          256,098,515       180,978,325
                                               ------------      ------------

Liabilities:
  Payable for outstanding purchases                 132,047           533,996
  Accrued expenses and other payables               179,030           192,678
  Transfer payables (Note H)                    255,787,438
                                               ------------      ------------
          Total liabilities                     256,098,515           726,674
                                               ------------      ------------

Net assets available for plan benefits         $        -        $180,251,651
                                               ============      ============

The accompanying notes are an integral part of the financial statements.

                        RAYTHEON TI SYSTEMS SAVINGS PLAN

                       STATEMENT OF CHANGES IN NET ASSETS
                          AVAILABLE FOR PLAN BENEFITS
                      for the year ended December 31, 1998


Additions to net assets attributable to:
  Investment income (Notes B, E and I):
     Net appreciation of investments                   $ 25,229,092
     Interest & Dividends                                 8,294,811
                                                       ------------
                                                         33,523,903

Contributions and deferrals:
  Employee deferrals                                     43,369,679
  Employer contributions                                  8,443,415
  Transfers (Note G)                                         32,797
                                                       ------------
                                                         51,845,891

          Total additions                                85,369,794
                                                       ------------

Deductions from net assets attributable to:
  Distributions to participants                           9,757,925
  Administrative expenses                                    16,103
  Transfers (Note G and H)                              255,847,417
                                                       ------------
          Total deductions                              265,621,445
                                                       ------------
Decrease in net assets                                 (180,251,651)

Net assets, beginning of year                           180,251,651
                                                       ------------
Net assets, end of year                                $         -
                                                       ============


The accompanying notes are an integral part of the financial statements.

                        RAYTHEON TI SYSTEMS SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

  A.  Description of Plan:

      General

As more fully described in Note H, the Raytheon TI Systems Savings Plan (the "Plan") ceased to exist as of December 31, 1998 and effective January 1, 1999, was merged into the Raytheon Savings and Investment Plan (RAYSIP). The following description of the Plan provides only general information that is applicable through December 31, 1998. Participants should refer to the plan document for a complete description of the Plan's provisions.

The Plan was established on July 11, 1997 for former employees of Texas Instruments. The Plan is a defined contribution plan covering certain employees of Raytheon Company (the "Company"). An employee becomes eligible to participate in the Plan on the date he or she becomes an employee and may enter the Plan any day thereafter during his or her employment. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Plan's investments are combined with the investments of other similar defined contribution plans of the Company into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

Investment income and administrative expenses relating to the Master Trust are allocated to the individual plans based upon average monthly balances invested by each plan.

      Contributions and Deferrals

Eligible employees are allowed to defer to the Plan up to 17% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 2% of the participant's salary. For 1998, the annual employee deferral for a participant cannot exceed $10,000. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in any combination of nine funds: (a) a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) the Fidelity Equity Income Fund which invests in shares of a mutual fund consisting primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) the Fidelity Balanced Fund which invests in shares of a mutual fund consisting primarily of equity securities, bonds and money market instruments, (f) the Fidelity Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, (g) the Fidelity Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies, (h) the Templeton Foreign I Fund, a long-term capital growth fund which invests in stocks and debt obligations of companies and governments of any nation and (i) the Fidelity Investment Grade Bond Fund which invests primarily in U.S. government and corporate bonds including, without limitation, index funds and mutual funds. The Fidelity Investment Grade Bond Fund was eliminated as an option during 1998 and balances were transferred into the Fixed Income Fund. Dividends and distributions from investments of the Fidelity Equity Income Fund, the Raytheon Common Stock Fund, the Stock Index Fund, the Fidelity Balanced Fund, the Fidelity Magellan Fund, the Fidelity Blue Chip Fund, the Templeton Foreign I Fund and the Fidelity Investment Grade Bond Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

      Participant Accounts

Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

      Vesting

Participants are fully and immediately vested in their entire account balance including voluntary deferrals, employer contributions and all investment earnings thereon.

      Distributions to Participants

A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65.

      Loans to Participants

A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

       Administrative Expenses

Substantially all expenses of administering the Plan are paid by the plan participants.

  B.   Summary of Significant Accounting Policies:

The accompanying financial statements are prepared on the accrual basis of accounting.

The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net contributions and deferrals plus interest earned on the underlying investments at contracted rates. Contract value approximates fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost, which approximates fair value. Participant loans are valued at cost, which approximates fair value.

Security transactions are recorded on the trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis. Investment income includes both dividends and interest income.

       Benefits are recorded when paid.

The preparation of the financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

  C.   Federal Income Tax Status:

The Internal Revenue Service has determined and informed the Company by letter dated March 1999 that the Plan, as adopted on July 11, 1997, and related trust are designed in accordance with applicable sections of the Code. The Plan has been amended since applying for the determination letter. However, the Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

  D.   Plan Termination:

Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, plan assets shall be distributed among all participants in proportion to their interest and employee contributions shall be distributed in accordance with the provisions contained in the Code.

  E.   Investment Contracts:

The Plan invests in collateralized fixed income investment portfolios which are managed by insurance companies and investment management firms. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                               Annualized         Credited
                                              Average Yield     Interest Rate

 For the year ended December 31, 1998:
   Banker's Trust (WBS 92-485)                     6.85%           6.85%
   Metropolitan Life Insurance
     Company (GIC GA-12908)                        6.58%           6.58%
   Metropolitan Life Insurance
     Company (GIC GA-13659)                        6.10%           6.10%
   Prudential Asset Management
     Company (GIC 917163-001)                      6.75%           6.75%
   Connecticut General (GIC 0025174)               5.58%           5.58%
   Fidelity IPL (633-GCDC)                         5.62%           5.62%
   Monumental Life Insurance
     Company (GIC BDA00463FR-00)                   7.84%           7.84%

 For the year ended December 31, 1997:
   Banker's Trust (WBS 92-485)                     6.95%           6.95%
   Metropolitan Life Insurance
     Company (GIC GA-12908)                        6.86%           6.86%
   Metropolitan Life Insurance
     Company (GIC GA-13659)                        6.43%           6.43%
   Prudential Asset Management
     Company (GIC 917163-001)                      6.99%           6.99%

The contract values are subject to limitations in certain situations including large workforce reductions and plan termination. In the financial statements the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

  F.   Related Party Transactions:

The Plan's trustee is Fidelity Management Trust Company (the "Trustee"). The Trustee holds the funds for the Plan and is responsible for managing the Plan's investment assets, executing all investment transactions, recording approved transactions, and, therefore these transactions qualify as party-in-interest.

In accordance with the provisions of the Plan, the Trustee acts as the Plan's agent for purchases and sales of shares of Raytheon Company common stock. These transactions are performed on a Master Trust level. For the Master Trust, purchases amounted to $288,116,995 and sales amounted to $257,878,566 for the year ended December 31, 1998.

  G.   Transfers:

Transfers include transfers of participant accounts, individually and/or in-groups, between the Plan and other plans included in the Raytheon Company Master Trust for those participants, and/or groups of participants, who changed plans during the year. Transfers also include transfers of participant accounts, individually and/or in-groups, between the Plan and similar savings plans of other companies for those participants who changed companies during the year.

  H.   Transfer Payables:

As part of an overall effort to minimize plan design differences and increase administrative efficiencies, the Board of Directors of Raytheon Company voted on December 16, 1998 to merge the participants and their account balances into the RAYSIP. The Plan ceased to exist on December 31, 1998 and effective January 1, 1999, the plan provisions of the RAYSIP govern. The transfer payable amount represents a complete transfer of assets to the RAYSIP.

                                       10
I.  Fund Data:

    The following is a summary of net assets available for plan benefits by fund as of December 31, 1998:

                                  Fixed                      Raytheon      Stock
                                  Income       Equity         Common       Index       Balanced     Magellan        Blue Chip
                                  Fund          Fund        Stock Fund      Fund         Fund         Fund             Fund
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust            $ 12,676,508
      Prudential Life Insurance
        Company of America        6,347,889
      Metropolitan Life
        Insurance Company        15,933,322
      Fidelity                      691,160
      Connecticut General           175,137
      Monumental Life
        Insurance Company           183,999
    At fair value:
      Fidelity Equity
        Income Fund                           $ 17,276,885
      Raytheon Company
        Common Stock Fund                                    $54,644,741
      BT Pyramid Equity
        Index Fund                                                          $46,192,796
      Fidelity Balanced
        Fund                                                                               $13,627,478
      Fidelity Magellan
        Fund                                                                                             $19,552,160
      Fidelity Blue
        Chip Fund                                                                                                       $41,109,867
      Templeton Foreign I
        Fund
      Loans receivable
        from participants
                               ------------    -----------   -----------    -----------    -----------   -----------    -----------
          Total investments      36,008,015     17,276,885    54,644,741     46,192,796     13,627,478    19,552,160     41,109,867
                               ------------    -----------   -----------    -----------    -----------   -----------    -----------
Receivables:
  Accrued investment income
    and other receivables                                        324,556         97,491

Cash and cash equivalents         3,320,586                      752,045        206,315
                               ------------    -----------   -----------    -----------   -----------   -----------    -----------
          Total assets           39,328,601     17,276,885    55,721,342     46,496,602    13,627,478    19,552,160     41,109,867
                               ------------    -----------   -----------    -----------   -----------   -----------    -----------

Liabilities:
  Payable for outstanding
      purchases                                                  132,047
  Accrued expenses and other
     payables                                                    126,681         52,349
  Transfer payables              39,328,601     17,276,885    55,462,614     46,444,253    13,627,478    19,552,160     41,109,867
                               ------------    -----------   -----------    -----------   -----------   -----------    -----------

          Total liabilities      39,328,601     17,276,885    55,721,342     46,496,602    13,627,478    19,552,160     41,109,867
                               ------------    -----------   -----------    -----------   -----------   -----------    -----------

Net assets available for
     plan benefits             $          0    $         0   $         0     $        0   $         0   $         0    $         0
                               ============    ===========   ===========     ==========   ===========   ===========    ===========

                                       11


                                 Templeton
                                 Foreign I         Loan
                                  Account          Fund                Total
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust                                                $ 12,676,508
      Prudential Insurance
        Company of America                                            6,347,889
      Metropolitan Life
        Insurance Company                                            15,933,322
      Fidelity                                                          691,160
      Connecticut General                                               175,137
      Monumental Life
        Insurance Company                                               183,999
    At fair value:
      Fidelity Equity
        Income Fund                                                  17,276,885
      Raytheon Company
        Common Stock Fund                                            54,644,741
      BT Pyramid Equity
        Index Fund                                                   46,192,796
      Fidelity Balanced
        Fund                                                         13,627,478
      Fidelity Magellan
        Fund                                                         19,552,160
      Fidelity Blue
        Chip Fund                                                    41,109,867
      Templeton Foreign I
        Fund                   $ 6,966,650                            6,966,650
      Loans receivable
        from participants                       $16,018,930          16,018,930
                               -----------      -----------        ------------
          Total investments      6,966,650       16,018,930         251,397,522
                               -----------      -----------        ------------
Receivables:
  Accrued investment income
    and other receivables                                               422,047

Cash and cash equivalents                                             4,278,946
                               -----------      -----------        ------------
          Total assets           6,966,650       16,018,930         256,098,515
                               -----------      -----------        ------------
Liabilities:
  Payable for outstanding
     purchases                                                          132,047
  Accrued expenses and
     other payables                                                     179,030
  Transfer payables              6,966,650       16,018,930         255,787,438
                               -----------      -----------        ------------
          Total liabilities      6,966,650       16,018,930         256,098,515
                               -----------       -----------       ------------
Net assets available for
   plan benefits               $         0       $         0       $          0
                               ===========       ===========       ============


    The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                                        Raytheon
                                              Fixed        Equity        Common         Stock      Balanced     Magellan
                                            Income Fund     Fund       Stock Fund     Index Fund      Fund        Fund
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust*                        $ 10,132,377
     Prudential Insurance
       Company of America                     6,284,670
     Metropolitan Life
       Insurance Company*                    10,712,203
   At fair value:
     Fidelity Equity Income Fund                          $ 8,254,100
     Raytheon Company Common Stock*                                     $62,818,459
     BT Pyramid Equity Index Fund*                                                   $27,442,258
     Fidelity Balanced Fund                                                                       $7,638,642
     Fidelity Magellan Fund                                                                                     $6,635,153
     Fidelity Blue Chip Fund*
     Templeton Foreign I Fund
     Fidelity Investment Grade
       Bond Fund
     Loans receivable from participants*
                                           ------------   -----------   ----------- -----------   ----------    ----------
               Total investments             27,129,250     8,254,100    62,818,459  27,442,258    7,638,642     6,635,153
                                           ------------   -----------   ----------- -----------   ----------    ----------
  Receivables:
    Accrued investment income
     and other receivables                                                  462,345      65,727
  Cash and cash equivalents                     267,275                   1,136,836     269,520
                                           ------------   -----------   ----------- -----------   ----------    ----------
               Total assets                  27,396,525     8,254,100    64,417,640  27,777,505    7,638,642     6,635,153
                                           ------------   -----------   ----------- -----------   ----------    ----------
Liabilities:
  Payable for outstanding
     purchases                                                              533,996
  Accrued expenses and other
     payables                                                               124,723      67,955
                                           ------------   -----------   -----------  ----------   -----------   ----------
               Total liabilities                    -              -        658,719      67,955         -             -
                                           ------------   -----------   -----------  ----------   -----------   ----------
Net assets available for plan
     benefits                              $ 27,396,525   $ 8,254,100   $63,758,921  $27,709,550   $7,638,642   $6,635,153
                                           ============   ===========   ===========  ===========   ==========   ==========

*Represents more than 5% of net assets available for plan benefits

                                       13

                                              Templeton        Investment
                            Blue Chip         Foreign I           Grade               Loan
                              Fund              Fund            Bond Fund             Fund           Total
Assets:
  Investments:
   At contract value:
Bankers Trust*                                                                                   $ 10,132,377
Prudential Life Insurance
   Company of America                                                                               6,284,670
Metropolitan Life
   Insurance Company*                                                                              10,712,203
At fair value:
Fidelity Equity
   Income Fund                                                                                      8,254,100
Raytheon Company Common
   Stock Fund*                                                                                     62,818,459
BT Pyramid Equity Index
   Fund*                                                                                           27,442,258
Fidelity Balanced Fund                                                                              7,638,642
Fidelity Magellan Fund                                                                              6,635,153
Fidelity Blue Chip
   Fund*                    $ 18,760,639                                                           18,760,639
Templeton Foreign I
   Fund                                        $5,471,176                                           5,471,176
Fidelity Investment
   Grade Bond Fund                                              $1,548,125                          1,548,125
Loans receivable from
   participants*                                                                  $ 13,078,820     13,078,820
                            ------------       ----------       ----------        ------------   ------------
        Total investments     18,760,639        5,471,176        1,548,125          13,078,820    178,776,622
                            ------------       ----------       ----------        ------------   ------------
Receivables:
   Accrued investment income
     and other receivables                                                                            528,072

Cash and cash equivalents                                                                           1,673,631
                            ------------       ----------       ----------        ------------    ------------
         Total assets         18,760,639        5,471,176        1,548,125          13,078,820     180,978,325
                            ------------       ----------       ----------        ------------    ------------
Liabilities:
  Payable for outstanding
    purchases                                                                                          533,996
  Accrued expenses and
    other payables                                                                                     192,678
                            ------------       ----------       ----------        ------------    ------------
        Total liabilities             -                -                -                   -          726,674
                            ------------       ----------       ----------        ------------    ------------
Net assets available for
   plan benefits            $ 18,760,639       $5,471,176       $1,548,125         $ 13,078,820   $180,251,651
                            ============       ==========       ==========         ============   ============


*Represent more than 5% of net assets available for plan benefits


     The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31, 1998:

                              Fixed                       Raytheon         Stock
                              Income          Equity       Common          Index        Balanced          Magellan       Blue Chip
                               Fund            Fund       Stock Fund        Fund          Fund            Fund           Fund
Additions to net assets
   attributable to:
 Investment income:
 Net appreciation
   (depreciation) of
   investments              $     3,295   $   584,690    $  5,158,554   $ 9,280,287   $   829,007     $  3,117,037  $  7,334,555
 Interest & Dividends         1,993,246       874,982                                   1,116,139          717,602     1,421,709
                            -----------   ------------    -----------   -----------   -----------     ------------  ------------
                              1,996,541      1,459,672      5,158,554     9,280,287     1,945,146        3,834,639     8,756,264
                            -----------   ------------    -----------   -----------   -----------     ------------  ------------

Contributions and deferrals:
  Employee deferrals          6,104,144      5,975,544      3,061,022     7,954,043     2,632,497       5,181,263     8,707,144
  Employer contributions      1,130,391      1,217,093        659,688     1,608,662       479,166         944,884     1,701,689
  Transfers                      14,206         42,771          3,898       (12,411)                       (1,814)       (1,765)
                           ------------   ------------    -----------   -----------   -----------    ------------  ------------
                              7,248,741      7,235,408      3,724,608     9,550,294     3,111,663       6,124,333    10,407,068
                           ------------   ------------    -----------   -----------   -----------    ------------  ------------
       Total additions        9,245,282      8,695,080      8,883,162    18,830,581     5,056,809       9,958,972    19,163,332
                           ------------   ------------    -----------   -----------   -----------    ------------  ------------

Deductions from net assets
  attributable to:
   Distributions to
     participants             1,860,825        745,470      1,703,163     1,536,525        675,276         535,393     1,528,144
   Administrative expenses        2,492            940          5,698         2,756            767             764         1,998
   Transfers                                   (13,295)        27,074        62,761
   Transfers plan mergers    39,328,602     17,276,885     55,462,614    46,444,253     13,627,478      19,552,160    41,109,867
                           ------------   ------------    -----------   ------------   -----------     ------------  ------------
       Total deductions      41,191,919     18,010,000     57,198,549    48,046,295     14,303,521      20,088,317    42,640,009
                           ------------   ------------    -----------   ------------   -----------     ------------  ------------

Interfund transfers           4,550,112      1,060,820    (15,443,534)    1,506,164      1,608,070       3,494,192     4,716,038
                           ------------   ------------    -----------   ------------   -----------     ------------  ------------
Decrease in net assets      (27,396,525)    (8,254,100)   (63,758,921)  (27,709,550)    (7,638,642)     (6,635,153)  (18,760,639)
Net assets, beginning
  of year                    27,396,525      8,254,100     63,758,921    27,709,550      7,638,642       6,635,153    18,760,639
                           ------------   ------------    -----------   -----------   ------------    ------------  ------------
Net assets, end of year    $          0   $          0    $         0   $         0   $          0    $          0  $          0
                           ============   ============    ===========   ===========   ============    ============  ============

                                       15

                           Templeton     Investment
                            Foreign I     Grade Bond         Loan
                              Fund           Fund            Fund               Total

Additions to net assets
   attributable to:
 Investment income:
 Net appreciation
   (depreciation) of
   investments             $(1,095,967)   $    17,634                        $  25,229,092
 Interest & Dividends          752,610        162,858      $  1,255,665          8,294,811
                           -----------    ------------     ------------      -------------
                              (343,357)       180,492         1,255,665         33,523,903
                           -----------    ------------     -------------     -------------

Contributions and deferrals:
  Employee deferrals         2,897,062        856,960                           43,369,679
  Employer contributions       598,350        103,492                            8,443,415
  Transfers                                                     (12,088)            32,797
                            ----------    ------------     -------------     -------------
                             3,495,412        960,452           (12,088)        51,845,891
                           -----------     ------------    -------------     -------------
       Total additions       3,152,055      1,140,944         1,243,577         85,369,794
                           -----------    ------------     -------------     -------------

Deductions from net assets
  attributable to:
   Distributions to
     participants              274,069        123,832           775,228          9,757,925
   Administrative expenses         514            174                               16,103
   Transfers                                                    (16,562)            59,978
   Transfers plan mergers    6,966,650                       16,018,930        255,787,439
                           -----------   ------------    --------------      -------------
       Total deductions      7,241,233        124,006        16,777,596        265,621,445
                           -----------   ------------    --------------      -------------

Interfund transfers         (1,381,998)    (2,565,063)        2,455,199
                           -----------    -----------    --------------      -------------
Decrease in net assets      (5,471,176)    (1,548,125)      (13,078,820)      (180,251,651)
                           -----------    -----------    --------------      -------------
Net assets, beginning
  of year                    5,471,176      1,548,125        13,078,820        180,251,651
                          ------------    -----------    --------------      -------------
Net assets, end of year   $          0    $         0    $           0       $           0
                          ============    ===========    =============       =============

J.  Master Trust:

     All plan investments are included under the Master Trust. At December 31, 1998, assets of the Plan represented 0% of the total assets under the Master
Trust.  This has decreased from 5.1% at December 31, 1997.

     The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1998:

                               Fixed                              Raytheon           Stock
                               Income             Equity           Common            Index           Balanced           Magellan
                                Fund               Fund           Stock Fund         Fund              Fund                Fund
Assets:
 Investments:
  At contract value:
Bankers Trust*               $  473,258,791
Prudential Life Insurance
  Company of America            236,989,116
Metropolitan Life
   Insurance Company*           594,847,154
Fidelity                         25,803,449
Connecticut General               6,538,482
Monumental Life Insurance
 Company                          6,869,338
At fair value:
Fidelity Equity Income
   Fund*                                       $1,464,615,296
Raytheon Company Common
   Stock Fund*                                                  $  799,542,751
BT Pyramid Equity
  Index Fund*                                                                     $  745,602,791
Fidelity Balanced Fund*                                                                            $  442,796,289
Fidelity Magellan Fund*                                                                                             $  379,680,454
Fidelity Blue Chip Fund*
Templeton Foreign I Fund
Fidelity Investment Grade
   Bond Fund
Fidelity Retirement
   Money Market
Vanguard Winsor
Vanguard Wellesley
TRP Small Cap Stock
Raytheon Class A Wasting
   Stock Fund
Raytheon GMH Wasting
   Stock Fund
Loans receivable from
   participants
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total investments     1,344,306,330     1,464,615,296      799,542,751       745,602,791      442,796,289      379,680,454
                             --------------    --------------   --------------    --------------   --------------   --------------
Receivables:
   Employer contribution
   Accrued investment income
      and other receivables                                          4,748,948         1,573,604
   Transfer receivables         580,261,670       762,142,416      440,085,027       216,741,687      312,377,329      236,688,803
Cash and cash equivalents       123,969,201                         11,004,025         3,330,147
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total assets          2,048,537,201     2,226,757,712    1,255,380,751       967,248,229      755,173,618      616,369,257
                             --------------    --------------   --------------    --------------   --------------   --------------

Liabilities:
   Payable for outstanding
      purchases                                                      1,932,125
   Accrued expenses and
      other payables                                                 1,853,618           844,977
   Transfer payables            580,261,670       762,142,416      440,085,027       216,741,687      312,377,329      236,688,803
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total liabilities       580,261,670       762,142,416      443,870,770       217,586,664      312,377,329      236,688,803
                             --------------    --------------   --------------    --------------   --------------   --------------
Net assets available for
   plan benefits             $1,468,275,531    $1,464,615,296   $  811,509,981    $  749,661,565   $  442,796,289   $  379,680,454
                             ==============    ==============   ==============    ==============   ==============   ==============

                                       17

                                                 Templeton      Investment       Retirement       Vanguard          Vanguard
                               Blue Chip         Foreign I        Grade             Money          Winsor           Wellesley
                                 Fund              Fund         Bond Fund        Market Fund        Fund              Fund
Assets:
  Investments:
     At contract value:
Bankers Trust*
Prudential Life Insurance
   Company of America
Metropolitan Life
   Insurance Company*
Fidelity
Connecticut General
Monumental Life Insurance
   Company
At fair value:
Fidelity Equity Income
   Fund*
Raytheon Company Common
   Stock Fund*
BT Pyramid Equity
   Index Fund*
Fidelity Balanced Fund*
Fidelity Magellan Fund*
Fidelity Blue Chip Fund*     $  391,787,509
Templeton Foreign I Fund                       $   6,966,704
Fidelity Investment Grade
   Bond Fund                                                   $           -
Fidelity Retirement
   Money Market                                                                   $  13,202,524
Vanguard Winsor                                                                                    $           41
Vanguard Wellesley                                                                                                  $           18
TRP Small Cap Stock
Raytheon Class A Wasting
   Stock Fund
Raytheon GMH Wasting
   Stock Fund
Loans receivable from
   participants
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total investments       391,787,509         6,966,704               -        13,202,524                41               18
                             --------------    --------------   --------------    -------------     -------------   --------------
Receivables:
   Employer contribution                                                              3,595,261
Accrued investment income
    and other receivables
Transfer receivables            191,269,141         6,966,652                        16,715,590

Cash and cash equivalents
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total assets            583,056,650        13,933,356               -        33,513,375                 41              18
                             --------------    --------------   --------------    -------------     -------------   --------------
Liabilities:
   Payable for outstanding
     purchases
   Accrued expenses and
     other payables
   Transfer payables            191,269,141         6,966,652                        16,715,590
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total liabilities       191,269,141         6,966,652               -        16,715,590               -                 -
                             --------------    --------------   --------------    -------------     -------------   --------------
Net assets available for
   plan benefits             $  391,787,509    $    6,966,704   $           -     $  16,797,785     $          41   $           18
                             ==============    ==============   ==============    ==============   ==============   ==============

                                       18

                              TRP Small        RTN.A             GMH
                              Cap Stock       Wasting           Wasting             Loan
                                Fund           Fund              Fund               Fund            Other(1)           Total

 Assets:
  Investments:
     At contract value:
Bankers Trust*                                                                                                      $   473,258,791
Prudential Life Insurance
   Company of America                                                                                                   236,989,116
Metropolitan Life
   Insurance Company*                                                                                                   594,847,154
Fidelity                                                                                                                 25,803,449
Connecticut General                                                                                                       6,538,482
Monumental Life Insurance
   Company                                                                                                                6,869,338
At fair value:
Fidelity Equity Income
   Fund*                                                                                                              1,464,615,296
Raytheon Company Common
   Stock Fund*                                                                                                          799,542,751
BT Pyramid Equity
   Index Fund*                                                                                                          745,602,791
Fidelity Balanced Fund*                                                                                                 442,796,289
Fidelity Magellan Fund*                                                                                                 379,680,454
Fidelity Blue Chip Fund*                                                                                                391,787,509
Templeton Foreign I Fund                                                                                                  6,966,704
Fidelity Investment Grade
   Bond Fund                                                                                                                     -
Fidelity Retirement
   Money Market                                                                                                          13,202,524
Vanguard Winsor                                                                                                                  41
Vanguard Wellesley                                                                                                               18
TRP Small Cap Stock          $         348                                                                                      348
Raytheon Class A Wasting
   Stock Fund                                  $  116,129,149                                                           116,129,149
Raytheon GMH Wasting
   Stock Fund                                                   $  172,859,819                                          172,859,819
Loans receivable from
   participants                                                                   $  250,687,865                        250,687,865
                             --------------    --------------   --------------    --------------     -------------   --------------
Total investments                       348       116,129,149      172,859,819       250,687,865               -      6,128,177,888
                             --------------    --------------   --------------    --------------     -------------   --------------

Receivables:
   Employer contribution                                                                                                  3,595,261
   Accrued investment income
     and other receivables                          1,193,397           23,640                                            7,539,589
   Transfer receivables                           120,761,325      178,295,618       117,046,618    $  855,826,675    4,035,178,551

Cash and cash equivalents                           3,480,490        5,474,220                                          147,258,083
                             --------------    --------------   --------------     -------------    --------------   --------------
        Total assets                    348       241,564,361      356,653,297       367,734,483       855,826,675   10,321,749,372
                             --------------    --------------   --------------     -------------    --------------   --------------
Liabilities:
   Payable for outstanding
     purchases                                                                                                            1,932,125
   Accrued expenses and
     other payables                                    41,711           62,061                                            2,802,367
   Transfer payables                              120,761,325      178,295,618       117,046,618                      3,179,351,876
                              --------------   --------------   --------------     -------------    --------------   --------------
        Total liabilities                 -       120,803,036      178,357,679       117,046,618                -     3,184,086,368
                              --------------   --------------   --------------     -------------    --------------   --------------
Net assets available for
   plan benefits              $         348      $120,761,325   $  178,295,618     $ 250,687,865    $  855,826,675   $7,137,663,004
                             ==============    ==============   ==============     ==============   ==============   ==============

Percentage of Master Trust that are Plan assets - 0.00%

*Represent more than 5% of net assets available for plan benefits

(1) Other represents Raytheon plans merging in from outside the Master Trust.

Note: Not all funds within the Master Trust are available options to participants in the Plan.

                                       19
J.  Master Trust, Continued:

     The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:

                                Fixed                             Raytheon         Stock
                               Income            Equity            Common           Index            Balanced         Magellan
                                Fund              Fund            Stock Fund        Fund              Fund              Fund
Assets:
  Investments:
   At contract value:
Bankers Trust*               $351,035,073
Prudential Life Insurance
   Company of America*        217,731,699
Metropolitan Life
   Insurance Company*         371,123,080
At fair value:
Fidelity Equity
   Income Fund*                                $782,799,011
Raytheon Company Common
   Stock Fund*                                                  $745,980,294
BT Pyramid Equity Index
   Fund*                                                                          $484,781,406
Fidelity Balanced Fund                                                                             $117,556,481
Fidelity Magellan Fund                                                                                              $91,863,155
Fidelity Blue Chip
   Fund
Templeton Foreign I
   Fund
Fidelity Investment
   Grade Bond Fund
Fidelity Retirement
   Money Market Fund
Loans receivable from
   participants
                             ------------      ------------     ------------      ------------     ------------     -----------
        Total investments     939,889,852       782,799,011      745,980,294       484,781,406      117,556,481      91,863,155
                             ------------      ------------     ------------      ------------     ------------     -----------
Receivables:
  Employer contribution
  Accrued investment income
    and other receivables                                          5,489,592         1,161,112

Cash and cash equivalents       9,232,100                         13,498,051         4,761,268
                             ------------      ------------     ------------      ------------     ------------     -----------
        Total assets          949,121,952       782,799,011      764,967,937       490,703,786      117,556,481      91,863,155
                             ------------      ------------     ------------      ------------     ------------     -----------
Liabilities:
  Payable for outstanding
    purchases                                                      6,340,318
  Accrued expenses and
    other payables                                                 1,480,875         1,200,471
                            -------------      ------------     ------------      ------------     ------------     -----------
        Total liabilities              -                 -         7,821,193         1,200,471               -               -
                            -------------      ------------     ------------      ------------     ------------     -----------
Net assets available for
   plan benefits            $949,121,952       $782,799,011     $757,146,744      $489,503,315     $117,556,481     $91,863,155
                            ============       ============     ============      ============     ============     ===========

                                       20

                                              Templeton       Investment            Retirement
                        Blue Chip             Foreign I          Grade                Money          Loan
                          Fund                 Fund           Bond Fund            Market Fund       Fund                Total
Assets:
  Investments:
   At contract value:
Bankers Trust*                                                                                                      $351,035,073
Prudential Life Insurance
   Company of America*                                                                                               217,731,699
Metropolitan Life
   Insurance Company*                                                                                                371,123,080
At fair value:
Fidelity Equity
   Income Fund*                                                                                                      782,799,011
Raytheon Company Common
   Stock Fund*                                                                                                       745,980,294
BT Pyramid Equity Index
   Fund*                                                                                                             484,781,406
Fidelity Balanced Fund                                                                                               117,556,481
Fidelity Magellan Fund                                                                                                91,863,155
Fidelity Blue Chip
   Fund                     $136,586,123                                                                             136,586,123
Templeton Foreign I
   Fund                                        $5,471,176                                                             5,471,176
Fidelity Investment
   Grade Bond Fund                                              $1,548,125                                            1,548,125
Fidelity Retirement
   Money Market Fund                                                              $12,186,085                        12,186,085
Loans receivable from
   participants                                                                                    $166,395,767      166,395,767
                            ------------       ----------       ----------        -----------      ------------   -------------
        Total investments    136,586,123        5,471,176        1,548,125         12,186,085       166,395,767    3,485,057,475
                            ------------       ----------       ----------        -----------      ------------   --------------
Receivables:
   Employer contribution                                                            4,015,100                          4,015,100
   Accrued investment income
     and other receivables                                                                                             6,650,704

Cash and cash equivalents                                                                                             27,491,419
                            ------------       ----------       ----------        -----------      ------------   --------------
         Total assets        136,586,123        5,471,176        1,548,125         16,201,185       166,395,767    3,523,214,698

Liabilities:
  Payable for outstanding
    purchases                                                                                                          6,340,318
  Accrued expenses and
    other payables                                                                                                     2,681,346
                            ------------       ----------       ----------        -----------      ------------   --------------
        Total liabilities             -                -                -                  -                 -         9,021,664
                            ------------       ----------       ----------        -----------      ------------   --------------
Net assets available for
   plan benefits            $136,586,123       $5,471,176       $1,548,125        $16,201,185      $166,395,767   $3,514,193,034
                            ============       ==========       ==========        ===========      ============   ==============

Percentage of Master Trust that are Plan assets  - 5.1%

*Represent more than 5% of net assets available for plan benefits

Note: Not all funds within the Master Trust are available options to participants in the Plan.

                                       21
J.  Master Trust, Continued:

The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1998:

                                   Fixed                       Raytheon          Stock
                                  Income          Equity        Common           Index        Balanced        Magellan
                                   Fund            Fund         Stock Fund       Fund           Fund            Fund
Investment income:
  Net appreciation
    (depreciation) of assets   $    30,695     $ 49,019,748    $74,202,083    $149,571,006    $16,091,158    $62,195,801
  Interest & Dividends          81,886,632       86,279,682          1,792                     42,537,357     13,255,763
                               -----------     ------------    -----------    ------------    -----------    -----------
Total investment
   income/(loss)               $81,917,327     $135,299,430    $74,203,875    $149,571,006    $58,628,515    $75,451,564
                               ===========     ============    ===========    ============    ===========    ===========

                                       22
                                               Templeton      Investment       Retirement      Vanguard     Vanguard
                               Blue Chip       Foreign I        Grade            Money          Winsor      Wellesley
                                  Fund            Fund         Bond Fund       Market Fund       Fund          Fund
Investment income:
  Net appreciation
    (depreciation) of assets   $60,264,181     $(1,095,980)    $ 17,635                       $2,864,378     $1,379,950
Interest & Dividends            13,550,491         752,610      162,858        $  349,740
                               -----------     -----------     --------        ----------     ----------     ----------
Total investment
   income/(loss)               $73,814,672     $  (343,370)    $180,493        $  349,740     $2,864,378     $1,379,950
                               ===========     ===========     ========        ==========     ==========     ==========

                                       23

                                TRP Small         RTN.A           GMH
                                Cap Stock        Wasting        Wasting           Loan
                                  Fund            Fund            Fund            Fund          Total

Investment income:
  Net appreciation
    (depreciation) of assets   $        15     $  (35,268)     $44,604,025                    $459,109,427
Interest & Dividends                                                           $15,334,403     254,111,328
                               -----------     ----------      -----------     -----------    ------------
Total investment
   income/(loss)               $        15     $  (35,268)     $44,604,025     $15,334,403    $713,220,755
                               ===========     ==========      ===========     ===========    ============